As filed with the Securities and Exchange Commission on February 27, 1998
                                                   Registration No.  33-93480
                                                   Registration No. 333-15529
                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                  FORM S-8/S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ECCS, INC.
--------------------------------------------------------------------------------
               (Exact Name of Company as Specified in Its Charter)

                                   New Jersey
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-2288911
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                One Sheila Drive, Tinton Falls, New Jersey 07724
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                              December 1994 Warrant
                       1989 Stock Option Plan, as amended
                        1995 Employee Stock Purchase Plan
                              February 1995 Options
                                 1996 Stock Plan
                  1996 Non-Employee Directors Stock Option Plan
                                June 1996 Options
                              December 1996 Options
                              February 1998 Options
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                                 Gregg M. Azcuy
                      President and Chief Executive Officer
                                   ECCS, Inc.
                One Sheila Drive, Tinton Falls, New Jersey 07724
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                (732) 747-6995
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                              David J. Sorin, Esq.
                               Buchanan Ingersoll
                              500 College Road East
                               Princeton, NJ 08540
                                 (609) 987-6800

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================
                                      Proposed       Proposed
  Title of             Amount         Maximum         Maximum         Amount Of
Securities To           To Be      Offering Price    Aggregate      Registration
Be Registered        Registered(1)   Per Share     Offering Price       Fee
--------------------------------------------------------------------------------
Common Stock, par
value $.01 per share

Issuable pursuant to
a warrant previously
granted in
December 1994....         298,848      $1.25(2)    $  373,560(2)      $110

Issuable pursuant to
options previously
granted in
June 1996........          90,000      $2.875(3)   $  258,750(3)      $ 76

Issuable pursuant to
options previously
granted in
December 1996....          10,000      $4.50(4)    $   45,000(4)      $ 13

Issuable pursuant to
options previously
granted in
February 1998....         498,400      $4.00(5)    $1,993,600(5)      $588
--------------------------------------------------------------------------------
TOTAL                     897,248                  $2,670,910         $787
================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this registration statement has been divided among four subtotals.

(2) Pursuant to Rule 457(h), these prices are calculated based on an exercise price of $1.25 per share covering 298,848 shares subject to the warrant granted in December 1994.

(3) Pursuant to Rule 457(h), these prices are calculated based on an exercise price of $2.875 per share covering 90,000 shares subject to stock options granted in June 1996.

(4) Pursuant to Rule 457(h), these prices are calculated based on an exercise price of $4.50 per share covering 10,000 shares subject to stock options granted in December 1996.

(5) Pursuant to Rule 457(h), these prices are calculated based on an exercise price of $4.00 per share covering 498,400 shares subject to stock options granted in February 1998.

================================================================================

                                EXPLANATORY NOTE

      This registration statement contains two parts. The first part contains a reoffer prospectus which is filed as a part of this Post-Effective Amendment No. 1 to (A) the Registration Statement on Form S-8 (Registration No. 33-93480) (the "1995 Registration Statement"), pertaining to (i) 900,000 shares of common stock, par value $.01 per share (the "Common Stock"), issuable under the 1989 Stock Option Plan, as amended (the "Option Plan"); (ii) 150,000 shares of Common Stock issuable under the 1995 Employee Stock Purchase Plan (the "Purchase Plan"); and (iii) 306,000 shares issuable under certain options granted outside the Option Plan in February 1995 (the "1995 Compensatory Contracts") and (B) the Registration Statement on Form S-8 (Registration No. 333-15529) (the "1996 Registration Statement"), pertaining to (i) 150,000 shares of Common Stock issuable under the 1996 Non-Employee Directors Stock Option Plan (the "Non-Employee Plan") and (ii) 600,000 shares of Common Stock issuable under the 1996 Stock Plan (the "Stock Plan"). This reoffer prospectus has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reoffers or resales of certain shares of Common Stock of the Company defined as "control securities" under General Instruction C to Form S-8 acquired by "affiliates" (as such term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended) pursuant to (i) the exercise of options under the Company's Stock Plan, Non-Employee Plan and Option Plan; (ii) the issuance of Common Stock under the Company's Purchase Plan; and
(iii) the exercise of options under the Company's 1995 Compensatory Contracts (the shares registered pursuant to the 1995 Registration Statement and the 1996 Registration Statement are collectively referred to in this Explanatory Note as the "Previous Plans").

      The 1995 Registration Statement and the 1996 Registration Statement, relating to the Previous Plans, were filed with the Securities and Exchange Commission on June 14, 1995 and November 5, 1996, respectively, and each such registration statement is effective as of the date hereof.

      This reoffer prospectus has also been filed to register an aggregate of 897,248 shares of Common Stock as follows: (i) 298,848 shares of Common Stock issuable upon the exercise of a warrant granted in December 1994; (ii) 90,000 shares of Common Stock issuable upon the exercise of certain options granted outside the Previous Plans in June 1996; (iii) 10,000 shares of Common Stock issuable upon the exercise of certain options granted outside the Previous Plans in December 1996; and (iv) 498,400 shares of Common Stock issuable upon the exercise of certain options granted outside the Previous Plans in February 1998 (the shares as described in (i), (ii), (iii) and (iv) above are collectively referred to in this Explanatory Note as the "New Plans"). This reoffer prospectus may also be used for reoffers or resales of "control securities" acquired by "affiliates" pursuant to the exercise of options or the exercise of a warrant under the New Plans.

      The second part of this registration statement contains "Information Required In The Registration Statement" pursuant to Part II of Form S-8 in connection with the registration of the shares under the New Plans.


                                      (i)

                                   PROSPECTUS
                 S-3 Reoffer Prospectus dated February 27, 1998

                                    ECCS, INC

                         298,848 Shares of Common Stock
                    Issuable under the December 1994 Warrant

                         900,000 Shares of Common Stock
             Issuable under the 1989 Stock Option Plan, as amended

                         150,000 Shares of Common Stock
              Issuable under the 1995 Employee Stock Purchase Plan

                         306,000 Shares of Common Stock
                Issuable pursuant to February 1995 Option Grants

                         600,000 Shares of Common Stock
                       Issuable under the 1996 Stock Plan

                         150,000 Shares of Common Stock
        Issuable under the 1996 Non-Employee Directors Stock Option Plan

                          90,000 Shares of Common Stock
                  Issuable pursuant to June 1996 Option Grants

                          10,000 Shares of Common Stock
                Issuable pursuant to December 1996 Option Grants

                         498,400 Shares of Common Stock
                Issuable pursuant to February 1998 Option Grants

      This Reoffer Prospectus (this "Prospectus") is being used in connection with the offering from time to time by certain shareholders (the "Selling Shareholders") of ECCS, Inc. ("ECCS" or the "Company"), of up to 3,003,248 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company which have been or may be acquired upon (i) the exercise of stock options granted pursuant to (a) the Company's 1989 Stock Option Plan, as amended, (b) the 1996 Stock Plan or (c) the 1996 Non-Employee Directors Stock Option Plan (collectively, the "Stock Option Plans"); (ii) the exercise of stock options granted outside the Stock Option Plans in (a) February 1995 (the "1995 Compensatory Contracts"), (b) June 1996 (the "June 1996 Compensatory Contracts"), (c) December 1996 (the "December 1996 Compensatory Contract"), and
(d) February 1998 (the "1998 Compensatory Contracts"); (iii) the issuance of Common Stock pursuant to the Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan"); and (iv) the exercise of a warrant to purchase Common Stock held by a director of the Company (the "Warrant"). Options or shares of Common Stock may be issued under the Stock Option Plans and under the Purchase Plan in amounts and to persons not presently known by the Company; when known, such persons, their holdings of Common Stock and certain other information may be included in a subsequent version of this Prospectus. The Company will receive no proceeds from the sale of the Shares by the Selling Shareholders. The Stock Option Plans, the 1995 Compensatory Contracts, the June 1996 Compensatory Contracts, the December 1996 Compensatory Contract, the 1998 Compensatory Contracts, the Purchase Plan and the Warrant are referred to collectively herein as the "Plans".

      The Common Stock issuable (i) upon exercise of the options (a) covered by the Stock Option Plans, (b) pursuant to the 1995 Compensatory Contracts, (c) pursuant to the June 1996 Compensatory Contracts, (d) pursuant to the December 1996 Compensatory Contract or (e) pursuant to the 1998 Compensatory Contracts;
(ii) under the Purchase Plan; or (iii) upon exercise of the Warrant may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the Nasdaq SmallCap Market (the "NSCM") at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. See "Plan of Distribution."

      The Selling Shareholders and any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any commission received by such broker may be deemed to be underwriting commissions under the Securities Act.

      The Shares of the Company are listed on the NSCM under the symbol "ECCS." The closing price of the Company's Shares as reported on the NSCM on February 26, 1998 was $4.00.

    AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF
              RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 HEREOF.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                The date of this Prospectus is February 27, 1998.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may be obtained from the Public Reference Section of the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

      The Common Stock of the Company is traded on the NSCM under the symbol "ECCS," and reports, proxy and information statements and other information concerning the Company can also be inspected at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

      In addition, the Company will provide without charge to each person to whom this Prospectus is delivered, upon either the written or oral request of any such person, a copy of all documents required to be delivered pursuant to Rule 428(b) and any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to Louis J. Altieri, Vice President, Finance and Administration, ECCS, Inc., One Sheila Drive, Bldg. 6A, Tinton Falls, New Jersey 07724. The Company's telephone number at such location is (732) 747-6995.

      The Company has filed a Registration Statement on Form S-8 (Registration No. 33-93480) and a Registration Statement on Form S-8 (Registration No. 333-15529) (collectively, the "Previously Filed Registration Statements"), with respect to the Stock Option Plans, the Purchase Plan and the 1995 Compensatory Contracts, with the Commission under the Securities Act. This Prospectus, which constitutes part of the Previously Filed Registration Statements, does not contain all of the information set forth in the Previously Filed Registration Statements, certain items of which are contained in schedules and exhibits to the Previously Filed Registration Statements as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any agreement, instrument or other documents referred to are not necessarily complete. With respect to each such agreement, instrument, or other document filed as an exhibit to the Previously Filed Registration Statements, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                                TABLE OF CONTENTS

                                                                   Page

Available Information........................................       2
Risk Factors.................................................       4
The Company..................................................      10
Use of Proceeds..............................................      10
Selling Shareholders.........................................      11
Plan of Distribution.........................................      13
Legal Matters................................................      14
Experts......................................................      14
Information Incorporated by Reference........................      14
Indemnification of Directors and Officers....................      15


      No person is authorized to give any information or to make any representation, other than as contained herein, in connection with the offering described in this Prospectus, and any information or representation not contained herein must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                  RISK FACTORS

      The statements contained in this Prospectus that are not historical facts are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. From time to time, the Company or its representatives have made or may make forward-looking statements, orally or in writing. Such forward-looking statements may be included in various filings made by the Company with the Commission, or press releases or oral statements made by or with the approval of an authorized executive officer of the Company. These forward-looking statements, such as statements regarding anticipated future revenues, capital expenditures, research and development expenditures and other statements regarding matters that are not historical facts, involve predictions. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. With respect to the mix of the Company's revenues, there can be no assurances that the Company will have the resources or personnel required for the development and marketing of proprietary products. There also can be no assurances that proprietary product sales will increase sufficiently, if at all, in order to lower product costs of sales. Finally, there can be no assurances that any increase in the Company's sales of Synchronix or Synchronection will result in improved gross margins or that other factors, including but not limited to price pressures, will not negatively impact gross margins. Potential risks and uncertainties that could affect the Company's future operating results include, but are not limited to, the factors set forth below, and economic conditions, including economic conditions related to the computer industry.

LIMITED HISTORY OF OPERATIONS AS A PROPRIETARY SELLER; HISTORY OF LOSSES; UNCERTAINTY OF FUTURE FINANCIAL RESULTS

      From its founding until 1994, the Company's principal business was the sale of NCR products to AT&T business units as a value added reseller ("VAR"). During 1994, as a result of AT&T's acquisition of NCR and subsequent change in its purchasing policies, the Company undertook a product development initiative to reposition the Company as a provider of proprietary mass storage enhancement products. Accordingly, the Company has a limited operating history within its current line of business. The Company incurred net losses of $3,659,000 and $769,000 for the years ended December 31, 1995 and December 31, 1996, respectively. Although the Company had unaudited net income of approximately $1,102,000 for the year ended December 31, 1997, there can be no assurance that the Company will continue to achieve profitable levels of operations in the future.

SUBSTANTIAL RELIANCE ON CERTAIN KEY CUSTOMERS

      The Company's customer base is highly concentrated, with its top 10 customers in 1995, 1996 and 1997 accounting in the aggregate for approximately 85%, 90% and 85%, respectively, of net sales. Sales to Unisys Corporation ("Unisys") accounted for approximately 30% and 18% of net sales in 1996 and 1997, respectively. Sales to the U. S. Air Force, through a Federal integrator, accounted for approximately 25% and 44% of net sales in 1996 and 1997, respectively. Sales to Tandem Computers Incorporated ("Tandem") accounted for approximately 13% of net sales in 1997. The Company believes that a substantial portion of its net sales and gross profits will continue to be derived from sales to a concentrated group of customers. In general, there are no ongoing written commitments by customers to purchase products from the Company. All product sales by the Company are made on a purchase order basis. A significant reduction in orders from any of the Company's largest customers could have a material adverse effect on the Company's results of operations. There can be no assurance that the Company's largest customers will continue to place orders with the Company or that orders of its customers will continue at their previous levels.

RAPID TECHNOLOGICAL CHANGE AND CONTINUED DEMAND FOR COMPANY'S PRODUCTS

      The market for the Company's mass storage enhancement products, including fault tolerant RAID (redundant array of independent disks), is characterized by innovation and rapid technological advances. Both the needs of potential customers and the technologies available for meeting those needs can change significantly within a short period of time. The Company's future success will depend in part on its ability to enhance continually its current mass storage products and to develop or acquire new mass storage products that address the needs of its customers. There can be no assurance that the Company will be successful in developing such new products that respond to technological changes. Other companies may succeed in developing products that are better, more efficient or less costly than any that may be developed by the Company. Such development or rapid technological development by others may result in the Company's products becoming obsolete before the Company recovers a significant portion of the research, development and commercialization expenses incurred with respect to those products or may adversely affect the Company's competitive position.

      Demand for the Company's services and mass storage enhancement products, including fault tolerant RAID, depends principally upon the demand for Open Systems-based networks based on NT, UNIX and LAN operating systems. Although the Company expects the industry to continue to expand, the Company's business may be adversely affected by a decline in the sales growth of Open Systems-based networks targeted by the Company. If the Company fails to anticipate and properly respond to shifts within the Open Systems marketplace that have or may have an impact on the demand for Open Systems, the Company's business and results of operations will be materially adversely effected.

RISK OF MARKET ACCEPTANCE OF NEW PRODUCTS

      Since  1995,  the  Company has  focused  substantial  product  development efforts on its fault tolerant RAID products, and specifically, on the development of a new product family, Synchronix, ECCS' next generation, high availability controller and subsystem. There can be no assurance that the Company will be successful in continuing to commercialize its Synchronix family of products.

      The Company believes that its success depends, in part, on its ability to enhance existing products and to develop new products that maintain technological leadership, meet a wide range of changing customer needs and achieve market acceptance. Lack of market acceptance for the Company's existing or new products, the Company's failure to introduce new products in a timely or cost-effective manner, or its failure to increase functionality of existing products or remain price competitive, would materially adversely affect the Company's operating results. There can be no assurance that the Company will be successful in its product development efforts or, even if successful, whether such products will achieve market acceptance.

      The Company designs its RAID products to comply with standards adopted by the industry and the RAID Advisory Board, which the Company believes are industry-accepted standards, and the Company works closely with the RAID Advisory Board to ensure that the Company's RAID standards are compatible with industry standards. Although the Company knows of no other standard-setting body currently in existence, there can be no assurance that other standards will not become industry-accepted standards.

EXPANSION OF SALES AND DISTRIBUTION CHANNELS

      The Company sells its products through alternate channel partners, including OEMs, VARs and distributors, and directly to Federal and commercial end users. The Company intends to increase both its product sales and distribution by expanding its direct sales activities, engaging additional alternate channel partners and developing strategic relationships with OEMs that serve new vertical markets for the Company. Whether the Company can successfully generate its own sales leads, introduce new products and enter new markets will depend on its ability to expand its direct sales and support services, expand its indirect distribution channel, and increase its relationships and alliances with other companies. There can be no assurance that the Company will be able to successfully expand its direct sales and support services force, expand its indirect distribution channel, or establish or maintain successful third party relationships. Any failure to do so could have a material adverse effect on the Company's business, operating results and financial condition.

DEPENDENCE ON CERTAIN SOURCES OF SUPPLY

      Manufacturing by the Company consists primarily of light assembly, systems integration, testing and quality assurance. ECCS relies on outside manufacturers to manufacture and produce the Company's products for use in the Company's proprietary systems, as well as for the direct sale to end users, and relies on outside suppliers to supply subassemblies, component parts and computer systems for resale. Certain components used in the Company's business are available only from a limited number of sources. Any delays in obtaining component parts could adversely affect the Company's results of operations. The Company relies on independent contractors and outside suppliers to manufacture subassemblies to the Company's specifications. Each of the Company's products undergoes testing and quality inspection at the final assembly stage. Although the Company has not experienced material problems with its proprietary systems manufacturers or its suppliers of subassemblies, there can be no assurance that material problems will not arise in the future that could significantly impede or interrupt the Company's business. Although the Company has not experienced significant problems with its suppliers in the past, there can be no assurance that such relationships will continue or that, in the event of a termination of its relationship with its existing suppliers, it would be able to obtain alternative sources of supply without a material disruption in the Company's ability to provide products to its customers. Any material disruption in the Company's supply of products would have a material adverse effect on the Company's results of operations.

COMPETITION

      The Company is engaged in fields within the computer industry characterized by a high level of competition. Many established computer manufacturers (such as the Company's own suppliers, which include Unisys), systems integrators and manufacturers of mass storage enhancement products and networking products compete with the Company. To the extent that Unisys manufactures or markets products or services similar to those offered by the Company, the Company's results of operations would be adversely impacted. Many of the Company's competitors have financial, technical, manufacturing, sales, marketing and other resources which are substantially greater than those of the Company. There can be no assurance that the Company will be able to continue to compete successfully with existing or new competitors. With respect to mass storage enhancement products, there are many competitors in each product category, none of which is dominant in any one product category, but each of which addresses specific applications and/or markets. With respect to RAID products and technology, EMC Corp., Data General, Digital Equipment Corporation and Hyundai's Symbios Logic Division are significant participants in the RAID market for mainframe computers and have acquired companies which have products that address the Open Systems market. Most computer systems companies and companies that offer memory enhancement products also offer RAID, mass storage and backup products and technologies, or are undertaking development efforts, which compete or may compete with the Company in the RAID marketplace for Open Systems-based network computers, including companies considerably larger and with greater resources than those of the Company. There can be no assurance that such companies will not enter or expand their presence in the RAID marketplace for Open Systems-based computers.

      In January 1998, Compaq Computer Corp. ("Compaq") announced its intention to acquire Digital Equipment Corporation, a competitor of the Company. Presently, it is too early to accurately determine the impact of Compaq's potential acquisition on the Company's competitive position.

      Competitive pricing pressures exist in the data storage market and have had and may in the future have an adverse effect on the Company's revenues and earnings. There also has been, and may continue to be, a willingness on the part of certain competitors to reduce prices in order to preserve or gain market share. The Company believes that pricing pressures are likely to continue.

INTELLECTUAL PROPERTY AND RISK OF THIRD PARTY CLAIMS OF INFRINGEMENT

      The Company's future success depends in part upon its intellectual property, including patents, trade secrets, know-how and continuing technological innovation. There can be no assurance that the steps taken by the Company to protect its intellectual property will be adequate to prevent misappropriation or that others will not develop competitive technologies or products. The Company has filed numerous patent applications covering various aspects of its Synchronix product family. There can be no assurance that patents will issue from any application filed by the Company or that, if patents do issue, the claims allowed will be sufficiently broad to prohibit others from marketing similar products. In addition, there can be no assurance that any patents issued to the Company will not be challenged, invalidated or circumvented, or that the rights thereunder will provide a competitive advantage to the Company. Although the Company believes that its products and technology do not infringe upon proprietary rights of others, there can be no assurance that third parties will not assert infringement claims in the future or that such claims will not be successful. Although the Company continues to implement protective measures and intends to defend its proprietary rights, policing unauthorized use of the Company's technology or products is difficult and there can be no assurance that these measures will be successful.

FLUCTUATIONS IN QUARTERLY RESULTS

      The Company's operating results are affected by seasonal factors, particularly the spending fluctuations of its largest customers including
Unisys, Tandem and the Federal government. The Company does not expect such spending fluctuations to be altered in the future. Due to the relatively fixed nature of certain of the Company's costs, a decline in net sales in any fiscal quarter typically results in lower profitability in that quarter. A significant reduction in orders from any of the Company's largest customers could have a material adverse effect on the Company's results of operations. There can be no assurance that the Company's largest customers will continue to place orders with the Company or that orders of its customers will continue at their previous levels.

DEPENDENCE UPON KEY PERSONNEL

      The success of the Company's operations during the foreseeable future will depend largely upon the continued services of the executive officers of the Company, none of whom has entered into an employment agreement with the Company.

      The Company's success also depends in part on its ability to manage, attract and retain qualified professional, technical, manufacturing, managerial and marketing personnel. Competition for such personnel is intense. There can be no assurance that the Company will be successful in attracting and retaining the personnel it requires to develop new and enhanced products and to conduct its operations successfully. The Company's results of operations could be adversely affected if the Company were unable to attract, hire, assimilate, train and manage these personnel, or if net sales fail to increase at a rate sufficient to absorb the resulting increase in expenses.

CONTROL BY EXISTING SHAREHOLDERS

      As of the date of this Prospectus, certain officers and directors and their affiliates will own or control approximately 22.8% of the Company's outstanding Common Stock. The current shareholders will have the ability to continue to control the election of all of the members of the Company's Board of Directors and corporate actions requiring shareholder approval. Although the Company's certificate of incorporation does not include any super majority shareholder approval provisions, even as to corporate actions in which such super majority approval may be required by law, such as fundamental corporate transactions including mergers, the current shareholders will have the ability to continue to exert significant influence. The Company is not aware of any agreement by or among any of its shareholders to act in concert.

VOLATILITY OF STOCK PRICE AND IMPACT OF SHARES ELIGIBLE FOR FUTURE SALE

      The market price of the Shares may be highly volatile. Factors such as actual or anticipated quarterly fluctuations in financial results, changes in recommendations or earnings estimates by securities analysts, announcements of technological innovations or new commercial products or services and the timing of announcements of acquisitions by the Company or its competitors, as well as market conditions generally, may have a significant effect on the market price of the Common Stock. Furthermore, the stock market historically has experienced volatility which has particularly affected the market prices of securities of many technology companies and which sometimes has been unrelated to the operating performances of such companies.

      Future sales of the Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. Upon completion of this offering, substantially all outstanding shares of Common Stock will be freely tradable by "persons", including, without limitation, "affiliates" of the Company, without restriction, including the Shares and 2,000,000 shares of Common Stock eligible for resale in accordance with the provisions of Rule 144, including, without limitation, the volume limitations thereunder. The holders of certain shares also have certain registration rights. Sales of substantial amounts of the Common Stock in the public market, whether by purchasers of the Shares or other shareholders of the Company, or the perception that such sales could occur, may adversely affect the market price of the Common Stock.

ANTI-TAKEOVER CONSIDERATIONS

      The Company presently has an authorized class of 3,000,000 shares of Preferred Stock which may be issued by the Board of Directors on such terms and with such rights, preferences and designations as the Board of Directors may determine. The issuance of additional shares of preferred stock, depending upon the rights, preferences and designations thereof, may have the effect of delaying, deterring or preventing a change in control of the Company.

ABSENCE OF DIVIDENDS

      The Company does not anticipate paying any dividends on its Common Stock in the foreseeable future.

                                   THE COMPANY

      ECCS provides intelligent solutions to store, protect and access mission critical information for the Open Systems and related markets. The Company designs, manufactures and sells high performance, fault tolerant data storage solutions for a wide range of customer requirements. ECCS' flagship product, Synchronix, which the Company began selling in 1996, is a full feature RAID product family designed for use in NT and UNIX clustered environments. The Company's products are compatible with most Open System computing platforms and enable customers to store, protect and access data and to centralize data management functions across an organization's disparate computer environments.

      ECCS' core technology provides data-intensive environments with protection against the loss of critical data and provides performance and reliability characteristics of a mainframe, at a fraction of the cost. The Company's products offer users (i) fast data transfer rates by spreading and retrieving data simultaneously among various disk drives, (ii) fault tolerance through the use of redundant components that can be "hot swapped" during repair and (iii) high storage capacity.

      From its founding until 1994, the Company's principal business was the value added resale of NCR products. Sales to AT&T business units made up a large portion of such business. During 1994, as a result of AT&T's acquisition of NCR and subsequent change in its purchasing policies, the Company undertook a product development initiative to reposition the Company as a provider of proprietary mass storage enhancement products. A number of products have resulted from these efforts including Synchronix and Synchronection, a fault tolerant network file server. During 1997 approximately 93% of the Company's sales were derived from sales of the Company's proprietary products.

      The Company was incorporated in New Jersey in February 1980 under the name The Word Store, Inc. The Company's name was changed to ECCS, Inc. in November 1985. The address of the Company's principal executive offices is One Sheila Drive, Tinton Falls, New Jersey 07724, and its telephone number is (732) 747-6995.

                                 USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of the Shares offered by this Prospectus. While the Company will receive sums upon any exercise of options or the Warrant by the Selling Shareholders, the Company currently has no plans for their application, other than for general corporate purposes. There can be no assurance that any of such options or the Warrant will be exercised.

                              SELLING SHAREHOLDERS

      The Shares being registered hereunder include shares of Common Stock which have been or will be issued upon the exercise of options or the Warrant previously granted by the Company. The Shares may not be sold or otherwise transferred by the Selling Shareholders unless and until the applicable options or the Warrant are exercised in accordance with their terms. The following table sets forth: (i) the name and position of certain of the Selling Shareholders, whose names are known as of the date of the filing of the registration statement on Form S-8, as amended (the "Registration Statement") of which this Prospectus forms a part, under the Plans, who may sell Common Stock pursuant to this Prospectus; (ii) the number of shares of Common Stock owned (or subject to options or the Warrant) by each such Selling Shareholder as of the date of this Prospectus; (iii) the number of shares of Common Stock which may be offered and are being registered for the account of each such Selling Shareholder by this Prospectus (some of which may be acquired by such Selling Shareholders pursuant to the exercise of options or the Warrant); and (iv) the amount and percentage of Common Stock to be owned by each such Selling Shareholder if such Selling Shareholder were to sell all of the shares of Common Stock covered by this Prospectus.

      There can be no assurance that any of the Selling Shareholders will offer for sale or sell any or all of the shares offered by them pursuant to this Prospectus. Options or shares of Common Stock may be issued under the Stock Option Plans and the Purchase Plan in amounts and to persons not presently known by the Company; when known, such persons, their holdings of Common Stock and certain other information may be included in a subsequent version of this Prospectus.


                         Number of Shares                         Number of
                          of Common Stock                         Shares of
                        both directly held    Number of Shares   Common Stock
                          or subject to          of Common        Owned After
                           option prior        Stock to be         Offering/
Name and Position        to Offering (1)         Offered         Percentage (2)
----------------------  ------------------    ----------------   --------------

Michael E. Faherty,
Chairman of the Board
and Director                    391,774          391,774             --/--

Gregg M. Azcuy, President
and Chief Executive
Officer and Director            680,762          655,762           25,000/*

Louis  J.  Altieri,
Vice President,
Finance and
Administration                  159,156          159,156             --/--

David J. Boyle, Vice
President, Sales and
Marketing                        92,833           92,833             --/--

Priyan Guneratne, Vice
President, Operations           156,990          156,990             --/--

Gale R. Aguilar,
Director                         40,000           40,000             --/--

James K. Dutton,
Director                         40,000           40,000             --/--

Donald E. Fowler,
Director                         40,000           40,000             --/--

Frank R. Triolo,
Director                         40,000           40,000             --/--

Thomas I. Unterberg,
Director                      1,689,960           40,000        1,649,960/15.1

*     Less than one percent.

(1) For purposes of this table, the number of shares of Common Stock owned prior to this offering includes all shares of Common Stock which would be owned if all options or the Warrant granted under the Plans were exercised.

(2) Applicable percentage of ownership is based on 10,918,188 shares of Common Stock outstanding on February 26, 1998.

                              PLAN OF DISTRIBUTION

      The Selling Shareholders have not advised the Company of any specific plan for distribution of the Shares offered hereby, but it is anticipated that the Shares will be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made over-the-counter on the NSCM at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer for its account pursuant to this Prospectus; or (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the Securities Act. The expenses of preparing this Prospectus and the related Registration Statement with the Commission will be paid by the Company. Shares of Common Stock covered by this Prospectus also may qualify to be sold pursuant to Rule 144 under the Securities Act, rather than pursuant to this Prospectus. The Selling Shareholders have been advised that they are subject to the applicable provisions of the Exchange Act, including without limitation, Rules 10b-5, 10b-6 and 10b-7 thereunder.

      C. E. Unterberg, Towbin ("Unterberg Towbin"), an investment banking firm, may act as a broker or dealer in connection with the sale of the Shares. Thomas
I. Unterberg is Managing Director of Unterberg Towbin. Mr. Unterberg is also a member of the Board of Directors of the Company. Unterberg Harris, the predecessor firm to Unterberg Towbin, was the sole underwriter in the Company's follow-on public offering in August 1997 (the "1997 Offering"). Unterberg Harris was also the managing underwriter in the Company's initial public offering in 1993. In May 1995, Unterberg Harris acted as placement agent in connection with the private placement of 1,600,000 shares of 6% Cumulative Redeemable Convertible Preferred Stock, Series B of the Company, which shares converted into 1,770,590 shares of Common Stock upon the closing of the 1997 Offering. As compensation for its services in such private placement, the Company paid to Unterberg Harris $100,000. In May 1996, Unterberg Harris acted as placement agent in connection with the private placement of 500,000 shares of Cumulative Convertible Preferred Stock, Series C of the Company, which shares converted into 2,000,000 shares of Common Stock upon the closing of the 1997 Offering. As compensation for its services in such private placement, the Company paid to Unterberg Harris $150,000. As of the date of this Prospectus, Mr. Unterberg beneficially owns approximately 15.4% of the Company's outstanding Common Stock. The Shares being registered hereunder include shares of Common Stock issuable upon the exercise of options granted to Mr. Unterberg under the Company's Non-Employee Plan and pursuant to the June 1996 Compensatory Contracts. As of the date of this Prospectus, the Company has granted Mr. Unterberg 10,000 options to purchase shares of the

Company's  Common  Stock  under the  Non-Employee  Plan and  30,000  options  to purchase shares of the Company's Common Stock pursuant to the June 1996 Compensatory Contracts.

      Neither the Company nor the Selling Shareholders can estimate at the present time the amount of commissions or discounts, if any, that will be paid by the Selling Shareholders on account of their sales of the Shares from time to time.

                                  LEGAL MATTERS

      The validity of the Shares will be passed upon for the Company by Buchanan Ingersoll, 500 College Road East, Princeton, New Jersey 08540.

                                     EXPERTS

      The consolidated financial statements for the year ended December 31, 1996 appearing in ECCS' Annual Report on Form 10-K/A and in its Prospectus filed on August 20, 1997, pursuant to Rule 424 (b) under the Securities Act, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                      INFORMATION INCORPORATED BY REFERENCE

      There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Commission:

         (1) The Company's Annual Report on Form 10-K/A for the year ended December 31, 1996 filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

         (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996;

         (3) The description of the Company's Common Stock, $.01 par value, which is contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act in the form declared effective by the Commission on or about June 14, 1993, including any subsequent amendments or reports filed for the purpose of updating such description; and

         (4) The Company's latest Prospectus filed on August 20, 1997 pursuant to Rule 424(b) under the Securities Act.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 14A:3-5 of the New Jersey Business Corporation Act permits each New Jersey business corporation to indemnify its directors, officers, employees and agents against expenses and liabilities in connection with any proceeding involving such persons by reason of his serving or having served in such capacities or for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful, provided that any such proceeding is not by or in the right of the corporation.

      Section 14A:2-7(3) of the New Jersey Business Corporation Act enables a corporation in its certificate of incorporation to limit the liability of directors and officers of the corporation to the corporation or its shareholders. Specifically, the certificate of incorporation may provide that directors and officers of the corporation will not be personally liable for money damages for breach of a duty as a director or an officer, except for liability (i) for any breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve a knowing violation of law, (iii) as to directors only, under Section 14A:6-12(1) of the New Jersey Business Corporation Act, which relates to unlawful declarations of dividends or other distributions of assets to shareholders or the unlawful purchase of shares of the corporation or (iv) for any transaction from which the director or officer derived an improper personal benefit.

      The Company's Amended and Restated Certificate of Incorporation limits the liability of its directors and officers as authorized by Section 14A:2-7(3).

      Article 11 of the Company's Amended and Restated By-laws specifies that the Company shall indemnify its directors, officers, employees and agents to the extent such parties are a party to any action because he was a director, officer, employee or agent of the Company. The Company has agreed to indemnify such parties for their actual and reasonable expenses if such party acted in good faith and in a manner he reasonably believed to be in the best interests of the Company and such party had no reasonable cause to believe his conduct was unlawful. This provision of the By-laws is deemed to be a contract between the Company and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the New Jersey Business Corporation Act are in effect, and any repeal or modification thereof shall not offset any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

      The Company has executed indemnification agreements with each of its Directors pursuant to which the Company has agreed to indemnify such parties to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a director, officer, employee, agent or fiduciary of the Company.

      The Company has obtained liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of the Company (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law.

      At present, there is no pending litigation or proceeding involving a Director or officer of the Company as to which indemnification is being sought nor is the Company aware of any threatened litigation that may result in claims for indemnification by any Director or officer.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents which have been or will be filed with the Commission are incorporated herein by reference:

         (a)   The  Company's  latest   Prospectus  filed  on  August  20,  1997
pursuant to Rule 424(b) under the Securities Act.

         (b)   All   reports   filed   pursuant   to  Section  13(a) or 15(d) of
the Exchange Act since December 31, 1996.

         (c) The description of the Company's Common Stock, $.01 par value, which is contained in the Company's registration statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act in the form declared effective by the Commission on or about June 14, 1993, including any subsequent amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 14A:3-5 of the New Jersey Business Corporation Act permits each New Jersey business corporation to indemnify its directors, officers, employees and agents against expenses and liabilities in connection with any proceeding involving such persons by reason of his serving or having served in such capacities or for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful, provided that any such proceeding is not by or in the right of the corporation.

      Section 14A:2-7(3) of the New Jersey Business Corporation Act enables a corporation in its certificate of incorporation to limit the liability of directors and officers of the corporation to the corporation or its shareholders. Specifically, the certificate of incorporation may provide that directors and officers of the corporation will not be personally liable for money damages for breach of a duty as a director or an officer, except for liability (i) for any breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve a knowing violation of law, (iii) as to directors only, under Section 14A:6-12(1) of the New Jersey Business Corporation Act, which relates to unlawful declarations of dividends or other distributions of assets to shareholders or the unlawful purchase of shares of the corporation or (iv) for any transaction from which the director or officer derived an improper personal benefit.

      The Company's Amended and Restated Certificate of Incorporation limits the liability of its directors and officers as authorized by Section 14A:2-7(3).

      Article 11 of the Company's Amended and Restated By-laws specifies that the Company shall indemnify its directors, officers, employees and agents to the extent such parties are a party to any action because he was a director, officer, employee or agent of the Company. The Company has agreed to indemnify such parties for their actual and reasonable expenses if such party acted in good faith and in a manner he reasonably believed to be in the best interests of the Company and such party had no reasonable cause to believe his conduct was unlawful. This provision of the By-laws is deemed to be a contract between the Company and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the New Jersey Business Corporation Act are in effect, and any repeal or modification thereof shall not offset any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

      The Company has executed indemnification agreements with each of its Directors pursuant to which the Company has agreed to indemnify such parties to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a director, officer, employee, agent or fiduciary of the Company.

      The Company has obtained liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of the Company (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law.

      At present, there is no pending litigation or proceeding involving a Director or officer of the Company as to which indemnification is being sought nor is the Company aware of any threatened litigation that may result in claims for indemnification by any Director or officer.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.   EXHIBITS.

   Exhibit
    Number                            Description
    ------                            -----------

     4.1 Form of Option Agreement, pursuant to which the Company granted 90,000 non-qualified stock options to certain non-employee directors of the Company in June 1996. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995 filed on May 15, 1995).

     4.2 Form of Option Agreement, pursuant to which the Company granted 10,000 non-qualified stock options to an employee of the Company in December 1996. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995 filed on May 15, 1995).

     4.3 Form of Option Agreement, pursuant to which the Company granted 498,400 non-qualified stock options to certain officers and employees of the Company in February 1998. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995 filed on May 15, 1995).

     4.4 Warrant issued to Michael E. Faherty to purchase 266,601 shares of Common Stock of the Company. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995 filed on May 15, 1995).

      5        Opinion of Buchanan Ingersoll.

     23.1      Consent of Ernst & Young LLP.

     23.2 Consent of Buchanan Ingersoll (contained in the opinion filed as Exhibit 5).

      24       Power of Attorney (see "Power of Attorney" below).

ITEM 9.   UNDERTAKINGS.

      The undersigned hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3)   To  remove  from   registration  by  means  of  a  post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13 or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tinton Falls, State of New Jersey, on this 27th day of February, 1998.

                                   ECCS, INC.

                                   By:  /s/Gregg M. Azcuy
                                        -----------------
                                        Gregg M. Azcuy
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Gregg M. Azcuy and Louis J. Altieri, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                  Title                                  Date


/s/Gregg M. Azcuy            President, Chief Executive        February 27, 1998
-----------------------      Officer and Director
Gregg M. Azcuy               (Principal Executive Officer)


/s/Louis J. Altieri          Vice President, Finance and       February 27, 1998
-----------------------      Administration (Principal
Louis J. Altieri             Financial and Accounting
                             Officer)

/s/Michael E. Faherty        Chairman of the Board and         February 27, 1998
-----------------------      Director
Michael E. Faherty

/s/Gale R. Aguilar           Director                          February 27, 1998
-----------------------
Gale R. Aguilar

/s/James K. Dutton           Director                          February 27, 1998
-----------------------
James K. Dutton

/s/Donald E. Fowler          Director                          February 27, 1998
-----------------------
Donald E. Fowler

/s/Frank R. Triolo           Director                          February 27, 1998
-----------------------
Frank R. Triolo

/s/Thomas I. Unterberg       Director                          February 27, 1998
-----------------------
Thomas I. Unterberg

                                  EXHIBIT INDEX

   Exhibit
    Number                            Description
    ------                            -----------

     4.1 Form of Option Agreement, pursuant to which the Company granted 90,000 non-qualified stock options to certain non-employee directors of the Company in June 1996. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995 filed on May 15, 1995).

     4.2 Form of Option Agreement, pursuant to which the Company granted 10,000 non-qualified stock options to an employee of the Company in December 1996. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995 filed on May 15, 1995).

     4.3 Form of Option Agreement, pursuant to which the Company granted 498,400 non-qualified stock options to certain officers and employees of the Company in February 1998. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995 filed on May 15, 1995).

     4.4 Warrant issued to Michael E. Faherty to purchase 266,601 shares of Common Stock of the Company. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995 filed on May 15, 1995).

     5         Opinion of Buchanan Ingersoll.

    23.1       Consent of Ernst & Young LLP.

    23.2 Consent of Buchanan Ingersoll (contained in the opinion filed as Exhibit 5).

    24         Power of Attorney (included on signature page).